SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2009

DATAMEG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	333-128060	133-134389
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 South 1300 East, Suite 500 Salt Lake City, Utah		84106
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 739-3945

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events. U.S. Foodservice Selects American Marketing’s Caterware / Food Packaging Products

LEOMINSTER, MA (March 5, 2009) American Marketing & Sales d/b/a Innovative Designs (innovative-caterware.com), a wholly-owned subsidiary of Datameg Corp (OTCBB:DTMG), today announced that U.S. Foodservice, Inc. has selected Innovative Design’s as an approved nation-wide vendor. Innovative Design’s cater ware/ food packaging products will be sold through U.S. Foodservices’ 70 distribution facilities.

U.S. Foodservice (usfoodservice.com) is the #2 foodservice supplier in the country (behind SYSCO), serving some 250,000 customers from more than 70 distribution facilities. The company supplies restaurants, hotels, school, and other foodservice operators with a wide variety of food products, including canned and dry foods, meats, frozen foods, and seafood. It also distributes kitchen equipment and cleaning supplies among other non-food supplies. U.S. Foodservice distributes both national brand products and its own private labels. Tracing its roots to 1853, the company is owned by private equity firms KKR & Co. and Clayton, Dubilier & Rice.

In addition to its caterware / food packaging products, Innovative Design’s offers Green Line food caterware products including an extensive line of environment-friendly, injection-molded caterware products manufactured with 40% recycled resins. For those products, Innovative Design’s has received orders or commitments to purchase the new Green Line of products from Madison Square Garden, Whole Foods, Le Pain Quotidien restaurants, the U.S. House of Representatives purchasing office in Washington, D.C., and several schools and colleges including the University of Massachusetts. Green Line food caterware and office products are marketed through a dedicated web site entitled Green Planet Plastics (greenplanetplastic.com). Green Line products are made with recycled material as part of American Marketing’s efforts to take earth-friendly steps toward product awareness.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

  99.1 Press release dated March 5, 2009

Datameg Corporation (OTCBB: DTMG) is a diversified holding company with subsidiaries in the technology industry and in food packaging and other injection-molded products. American Marketing and Sales, Inc. D/B/A Innovative Designs markets finished food packaging, caterware and office products nationwide to major supermarkets, food retailers, and office supply stores. Datameg’s wholly-owned subsidiaries Net Symphony Corporation and QoVox Corporation design, develop and offer network-wide fault identification, fault isolation and voice quality assurance products and critical real-time network health and performance monitoring services for both providers and end-users of Internet telephony, now commonly referred to as Voice Over Internet Protocol (VoIP). For more information on our subsidiaries, visit our web site at www.datameg.com/ir.html

Certain statements contained herein are forward looking. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. Many factors could cause actual results to differ significantly from these statement, including our history of operating losses, our need for additional financing, a failure of our products to perform as expected, introduction of competing products by other companies, pressures on prices from competitors and/or customers, regulatory obstacles to new product introductions, lack of acceptance of our products and changes in the VoIP and technology industries. These risks, uncertainties and assumptions are detailed in documents filed by us with the Securities and Exchange Commission. The Company cautions that the foregoing list of important factors is not exclusive. Any forward-looking statements are made as of the date of the document in which they appear. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Datameg Corporation

Dated: March 5, 2009	By:	/s/ James Murphy
James Murphy, Chairman and Chief Executive Officer